UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2008
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 23, 2008, the Board of Directors of Biogen Idec Inc. (the “Company”) increased the size of the Company’s Board of Directors to 13 members and elected Brian S. Posner as a Class 1 director (term expires in 2010) to fill the resulting vacancy, effective immediately. Mr. Posner will serve as a member of the Finance and Audit Committee of the Board.
     Upon his appointment to the Board, Mr. Posner was awarded an initial grant of stock options to purchase 35,000 shares of the Company’s common stock, an additional grant of stock options to purchase 4,900 shares of the Company’s common stock and a grant of 1,750 restricted stock units, each under the Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary

Date: July 24, 2008